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                                                                  EXHIBIT 10.36

[THE BANK OF N.T. BUTTERFIELD & SON LTD. LOGO]
The Bank of N.T. Butterfield & Son Ltd.
CREDIT DEPARTMENT                                        GUARANTEE AND INDEMNITY

Name of Debtor Ocean Conversion (BVI) Limited

Date 28 May 2002

Name of Guarantor Edmund Gibbons Limited

To

    THE BANK OF N.T. BUTTERFIELD & SON LIMITED

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GUARANTEE AND INDEMNITY ("GUARANTEE")
by one or more persons or by a company
To THE BANK OF N. T. BUTTERFIELD & SON LIMITED (the Bank).
In consideration of the Bank giving or continuing to give credit, banking facilities or other accommodation for so long as it may think fit to

Ocean Conversion (BVI) Limited                                     (the DEBTOR),

NOW

Edmund Gibbons Limited                                         (the GUARANTOR)

hereby unconditionally guarantees on demand to pay to the Bank all moneys advanced to or paid to for or on account of the Debtor and interest and charges thereon remaining unpaid and to discharge all obligations and liabilities whether actual or contingent now or hereafter incurred to the Bank by the Debtor whether on account of moneys advanced, bills of exchange, promissory notes, guarantees, indemnities, interest, commission, banking charges or any instrument or agreement whatsoever from time to time entered into by the Bank with or at the request of the Debtor (whether incurred solely, severally or jointly and in whatever style, name or form and whether as principal or surety) together with interest (as well after as before any demand or judgment) to date of payment at such rates and upon such terms as may from time to time be payable by the Debtor (or which would have been so payable but for the death, liquidation, bankruptcy or other incapacity of the Debtor or the unenforceability of any term or condition of any agreement or instrument) and all commission fees and other charges and all legal costs (including time and costs of in-house counsel) on a full-indemnity basis and all other costs and expenses incurred by the Bank in relation to the Debtor or this Guarantee or any other guarantee indemnity or security for any moneys obligations or liabilities hereby guaranteed on a full indemnity basis (all of the foregoing hereinafter termed the Secured Obligations) and to make such payment without any set-off, deduction or withholding save as may be expressly required of the Guarantor by law (in which event the Guarantor on demand shall additionally pay to the Bank, by way of agreed compensation, the full amount so withheld) Provided that the total amount recoverable under this Guarantee shall not exceed

$343,750 (Three hundred forty three thousand seven hundred fifty -- dollars) together with interest and commission thereon and all costs, charges and expenses referred to above, and in addition thereto, interest and charges thereon (as well after as before judgment) from the date of demand by the Bank on the Guarantor at the rate payable by the Debtor (or which would have been payable but for the liquidation, bankruptcy or other incapacity of the Debtor or the unenforceability of any term or condition of any agreement or instrument).

THE GUARANTOR agrees and confirms as follows:

1. The Bank may without any consent from the Guarantor and without affecting the Guarantor's liability hereunder renew, vary or determine any credit or other facilities or accommodation given to the Debtor, hold over, renew, release or modify any term or condition of any security or guarantee now or hereafter held from the Debtor or any other person in respect of the Secured Obligations and grant time or indulgence to or compound with the Debtor or any other person and this Guarantee shall not be discharged nor shall the Guarantor's liability under it be affected by anything which would not have discharged or affected the Guarantor's liability if the Guarantor had been a principal debtor to the Bank instead of a Guarantor.

2. This Guarantee shall be additional to any other guarantee or security now or hereafter held from the Guarantor in respect of the Secured Obligations, and the Bank shall not be required to exhaust its recourse against the Debtor or any security it may hold before being entitled to payment hereunder.

3. This Guarantee shall be a continuing security and shall remain in force notwithstanding any disability or the death of the Guarantor, or the Bank's rights against the Debtor being barred by the Limitation Act 1984 or otherwise, until determined by three calendar months' notice in writing from the Guarantor or the Personal Representatives of the Guarantor but such determination shall not affect the liability of the Guarantor for the amount recoverable at the date of the expiration of the notice. This Guarantee shall in any event remain property of the Bank.

4. The Guarantor warrants that he has not taken and will not take without the written consent of the Bank the benefit of any security from the Debtor extending to the Secured Obligations or in connection with this Guarantee and, notwithstanding the foregoing, any security so taken and all moneys at any time received in respect thereof are hereby declared by the Guarantor to be held in trust for the Bank and as continuing security for the liability of the Guarantor to the Bank hereunder.

5. In respect of the Guarantor's liability hereunder the Bank shall have a lien on all securities or other property of the Guarantor held by the Bank whether for safe custody or otherwise. The Bank shall further be entitled (as well before as after demand hereunder) to set off against any credit balance in any account of the Guarantor with the Bank (whether current or otherwise, whether alone or jointly with others, and in whatever currency, and subject to notice or not) the liability of the Guarantor to the Bank hereunder. Any conversion of any currency to any other currency will be made at the Bank's then prevailing rate of exchange as conclusively determined by the Bank.

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6.       This Guarantee shall apply to the ultimate balance owing by the Debtor to the Bank (as previously described) and until such balance has been paid in full the Guarantor shall not be entitled to share in any security held or money received by the Bank on account of that balance or to stand in the place of the Bank in respect of any security or money nor until such balance has been paid in full shall the Guarantor take any step to enforce, negotiate, assign, charge or otherwise dispose of any right or claim against the Debtor or any co-guarantor (including but without limitation the bringing or joining-in with any other creditor of any bankruptcy, liquidation or insolvency proceedings) in respect of any moneys paid by the Guarantor to the Bank hereunder or otherwise, nor have or exercise any rights as surety in competition with the Bank, and all rights or claims by the Guarantor against the Debtor are hereby subordinated to those of the Bank. Any payment received by the Guarantor in contravention of this clause shall be held in trust for the Bank.

7. In case this Guarantee shall be determined, or called in by demand made by the Bank, the Bank may continue its account with the Debtor notwithstanding the determination or calling in and the Guarantor's liability in respect of the amount due from the Debtor at the date when the determination or calling in takes effect shall remain regardless of any subsequent dealings in the account.

8. This Guarantee shall not be discharged nor shall the Guarantor's liability be affected by reason of any failure of or irregularity defect or informality in any security given by or on behalf of the Debtor in respect of the Secured Obligations nor by any legal limitation, disability, incapacity or want of any borrowing or other powers of or by the Guarantor or the Debtor or want of authority of any director, manager, official or other person appearing to be acting for the Debtor or the Guarantor in any matter in respect of the Secured Obligations and this Guarantee respectively, and such obligations or liabilities will be recoverable by the Bank from the Guarantor as sole or principal debtor.

9. Where there is more than one person comprised in the term the Debtor, references to the Debtor shall, where the context admits, take effect as reference to such persons or any of them and where the Debtor is a firm shall include the person or persons from time to time constituting the firm whether or not under the same style or firm name and generally where the context so admits the singular will include the plural and the masculine the feminine.

10. Where this Guarantee is signed by more than one person (other than as agent for a named principal) the agreements and obligations on the part of the Guarantor herein contained shall take effect as joint and several agreements and obligations and all references to the Guarantor shall take effect as references to the said persons or any of them and none of them shall be released from liability hereunder by reason of the Guarantee or a like guarantee not having been executed by any other person intended to execute or be bound or ceasing to be binding as a continuing security on any of them.

11. Each provision of this Guarantee is severable and distinct from the others and if any provision should be or become invalid, illegal or unenforceable, the remaining provisions of this Guarantee shall not be affected or impaired thereby. A certificate by an officer of the Bank as to the amount for the time being due from the Debtor to the Bank shall, absent fraud or manifest error, be conclusive evidence for all purposes against the Guarantor. No failure or delay by the Bank in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or any other right or remedy.

12. Where this Guarantee is given by the Guarantor as trustee of a named trust, any change and also any proposed or intended change of which the Guarantor is or becomes aware in the identity of the Trustees of that trust which may occur or be impending at any time and from time to time during the lifetime of the Secured Obligations shall be notified immediately in writing to the Bank. Such notification shall be sent or delivered to the Bank and marked for the attention of The Senior Vice President - Credit, and shall give all details known to the Guarantor or reasonably obtainable by him respecting the new or proposed or intended identity of the Trustees and their financial substance which would be information material to be known to a proposed lender to such Trustees, and the Guarantor shall, to the extent he is reasonably able so to do, supply such additional information in these respects as the Bank may reasonably require. Save where an express waiver hereof is given in writing by a Senior Manager or Vice President of the Bank, no change in the identity of the Trustees from the Guarantor as presently constituted shall have effect as against the Bank until the expiration of the later of five business days from the date notice as aforesaid is duly received by the Bank or (where during such period the Bank seeks to obtain from the Guarantor any additional information as contemplated above) five business days from the date of receipt by the Bank of any further written communication from the Guarantor in response thereto, and calculation thereof shall exclude the actual date of receipt by the Bank in each case, and until such date determined as aforesaid the Guarantor shall be and remain (or shall nonetheless be treated as so being and remaining) fully liable to the Bank in respect of the obligations of the Trustees in respect of this Guarantee and whether or not any assets of the Trust shall then be or remain vested in him and without prejudice to any continuing liability of the Guarantor as presently constituted or to any liability of the Trustees from time to time to the Bank (but so that the Bank shall not hereby be entitled to make and continue to enjoy any actual or notional or prospective double recovery in respect of the Secured Obligations save to the extent permitted the Bank by virtue of any provisions protective of the Bank as may be contained in this or any other written agreement touching upon the Secured Obligations where such provisions contemplate any supervening bankruptcy or insolvency or liquidation of any person as such bankruptcy insolvency or liquidation may affect any payment made or security given by any person to the Bank).

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13.      Any demand hereunder shall be made in writing signed by an officer of the Bank and if such demand is sent by post it may be addressed to the Guarantor by name at the address or place of business last known to the Bank and shall be considered as having been duly made whether or not the same be returned undelivered and notwithstanding the death of the Guarantor.

14. Any release settlement or discharge between the Guarantor and the Bank shall be conditional upon no security disposition or payment to the Bank by the Debtor, the Guarantor or any other person being avoided or refunded or reduced by virtue of any provisions or enactments relating to bankruptcy or liquidation for the time being in force and the Bank shall be entitled (subject to any limit in the total amount recoverable under this Guarantee) to recover the value or amount of any such security disposition or payment from the Guarantor subsequently as if such release settlement or discharge had not occurred. Without prejudice to the generality of the foregoing, the Bank shall be entitled, notwithstanding any such release settlement or discharge, to retain any security held in respect of the Guarantor hereunder for a period of seven months after payment of all sums that are or may become due to the Bank from the Debtor, and if at any time within six months after such payment any bankruptcy or liquidation proceedings are commenced in respect of the Debtor, or a receiver is appointed in respect of any of the Debtor's assets, or if, following the death of the Debtor the Bank considers that circumstances exist calling for the administration of his estate as an insolvent estate, the Bank may continue to retain such security during such further period as the Bank may determine, in which event such security shall be deemed to have continued to have been held by the Bank as security in respect of this Guarantee.

15. This Guarantee shall be governed by and construed in accordance with the laws of Bermuda. The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the Bermuda Courts.

SIGNED by the above named Guarantor:

           Print Name                                         Signature

or ______________________________                 ______________________________
          Print Name                                          Signature

Directors/Director and Secretary of

Edmund Gibbons Limited                      NB-Where the Guarantor is a company,
acting for and on behalf of that            this Guarantee should be executed
Company by virtue of a Resolution           under hand and not under seal.
of the Directors passed on

14 MAY 2002

SIGNED by Director and Secretary of the
above-named corporate Guarantor:

      JAMES L. GIBBONS                               /s/ JAMES L. GIBBONS
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         Print Name                                         Signature

         PETER J. HARDY                              /s/ PETER J. HARDY
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           Print Name                                        Signature

in the presence of:

Signature of witness /s/ MEGAN ARUDA

Name in print MEGAN ARUDA

Address 21 REID STREET HAMILTON [ILLEGIBLE]                    Stamp

Occupation FINANCIAL CONTROLLER